Exhibit 10 (viii)
SUPPLEMENTAL RETIREMENT AND ACCOUNT VALUE PLAN
FOR SALARIED EMPLOYEES OF THE STANLEY WORKS
(As Amended And Restated Effective January 1, 2010, Except As Otherwise Provided)
     Background. A. The Stanley Works, together with its wholly-owned U.S. subsidiaries (“Stanley”), maintains the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works (“Plan”) to provide certain employees with benefits that are not provided under a tax-qualified retirement plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (“Code”).
     B. The Stanley Works now desires to amend the Plan in the form of a restated Plan, as follows.
Article 1
Effective Date
This amendment and restatement of the Plan shall be effective January 1, 2010, except as otherwise provided herein. This amended and restated Plan shall apply with respect to any amounts contributed to or distributed from the Plan on or after January 1, 2010, provided that this restatement of the Plan shall not apply with respect to periodic payments of a Supplemental Retirement Plan Benefit that are a continuation of a series of periodic payments that began prior to January 1, 2010.
Article 2
Definitions
The following terms have the meanings set forth below.
     “Accounts” means a Participant’s Supplemental Employee Contribution Account and Supplemental Company Contribution Account.
     “Account Value Plan” means the Stanley Account Value Plan.
     “Actuarial Equivalent” means a benefit which has the same present value, as of the benefit commencement date, as the single life annuity form of benefit computed in accordance with Article 7 on the basis of the factors for determining actuarial equivalence described in Section 7.2(c)(iii).
     “Beneficiary” means any individual, trust or estate designated by a Participant, in accordance with the procedures established by the Company, to receive a death benefit payable on the Participant’s behalf under the Plan. If, at the time of death of a Participant, there is no beneficiary designation on file with the Company or there is no such designated beneficiary surviving, the death benefit, other than a death benefit for a joint annuitant provided under a joint and survivor annuity, shall be paid to the Participant’s surviving spouse, or, if there is no surviving spouse, the death benefit shall be paid to the Participant’s estate. Any benefit payable upon the death of a Participant’s joint annuitant, after beginning to receive payments under a joint and survivor annuity, shall be paid to the beneficiary designated in writing by the joint annuitant, provided that, if no designated beneficiary survives the joint annuitant, the benefit shall be paid to the joint annuitant’s estate.
     “Committee” means the Finance and Pension Committee of the Board of Directors of the Company.

     “Company” means The Stanley Works.
     “Compensation” means, with respect to a Plan Year:
     (a) Subject to paragraphs (b), (c) and (d), the salary and other amounts received by a Participant from the Controlled Group for services actually rendered in the course of employment with the Controlled Group during the pertinent Plan Year, to the extent such amounts are includible in the gross income of the Participant for federal income tax purposes, including, but not limited to, bonuses, commissions and vacation pay that are paid with respect to such services rendered during the Plan Year. Compensation for a Plan Year shall also include a Participant’s Elective Deferral Contributions under the Plan, and elective contributions of the Participant that are excludable from gross income for federal income tax purposes under Section 402(g) of the Code, Section 125 of the Code or Section 132(f)(4) of the Code (a qualified transportation fringe benefit plan), provided that any such contributions are made from amounts that would be considered Compensation pursuant to the preceding sentence if paid to the Participant.
     (b) Compensation for a Plan Year shall not include reimbursements or other expense allowances, fringe benefits (whether or not paid in cash), moving expenses, welfare benefits, including the cost of group term life insurance coverage, deferred compensation in the year paid if the compensation has been deferred beyond the calendar year in which it would otherwise have been paid, amounts paid to a Participant under the Company’s long-term incentive plans, amounts realized from the grant or exercise of a stock option, or, except as provided below, any amounts paid during the Plan Year for services rendered in a prior Plan Year. Subject to paragraph (d), for purposes of paragraph (a), a bonus paid to the Participant in the Plan Year that follows the Plan Year during which the services were performed with respect to which such bonus is paid will be included in Compensation for such Plan Year in which the services were performed, and any Elective Deferral Contributions with respect to a bonus, that are elected pursuant to Section 3.1(a) prior to the beginning of the Plan Year in which the services were performed with respect to which the bonus is determined, will be included in Compensation for that Plan Year. Except for a Participant’s final regular payroll check or a bonus for services performed in a prior Plan Year, Compensation shall not include amounts paid after the Participant ceases to have employment status with Stanley. Amounts described in subsection (a) that are paid after the last day of a Plan Year solely for services performed during the final payroll period that includes the last day of such Plan Year shall be treated as Compensation for the Plan Year in which such final payroll period ends. Pursuant to Treasury Regulation Section 1.409A- 2(a)(13), the preceding sentence shall not apply to any amount that is paid after the last day of a Plan Year for services performed during any period other than such final payroll period, such as a bonus paid entirely or in part with respect to services performed during a period other than the final payroll period.
     (c) For purposes of subsection (a), a Participant who earns sales commission compensation is treated as providing the services to which such compensation relates in the Plan Year in which the pertinent sale occurs. For purposes of this paragraph (c), the term ‘sales commission compensation’ means compensation or portions of compensation earned by a Participant if a substantial portion of the services provided by such Participant to Stanley consists of the direct sales of products or services to unrelated customers, such compensation earned by the Participant consists of either a portion of the purchase price for products or services or an amount substantially all of which is calculated by reference to the volume of sales, and payment of such compensation is contingent upon the closing of the sales transaction and such other requirements as may be specified by Stanley prior to the closing of the sales transaction. For this purpose, a customer is treated as an unrelated customer only if the customer is not related to either the Participant or Stanley, and a person is treated as related if the person would be treated as related under Treasury Regulation Section 1.409A-1(f)(2)(ii) or the person would be treated as providing management services under Treasury Regulation Section 1.409A-1(f)(2)(iv).

     (d) Anything herein to the contrary notwithstanding, amounts that are deferred at the election of a Participant under Stanley’s Deferred Compensation Plan for Participants in Stanley’s Management Incentive Plans (the “Deferred Compensation Plan”) shall not be considered Compensation for any Plan Year for purposes of determining contributions under Section 4.1 or 4.2(a) but shall be considered Compensation for purposes of determining contributions under Section 4.2(b), in the year such amounts would have been paid to the Participant if not deferred under the Deferred Compensation Plan. Also, anything herein to the contrary notwithstanding, solely for purposes of determining contributions under Section 4.2(b), Compensation for a Plan Year shall include Compensation for the Plan Year, as determined above, if it is payable during such Plan Year, and also any amount that is payable during the Plan Year that otherwise would be considered Compensation for a prior Plan Year as a result of being attributable to services performed in the prior Plan Year, but shall not include any amount that is payable during the subsequent Plan Year that otherwise would be considered Compensation for the current Plan Year as a result of being attributable to services performed during the current Plan Year.
     “Controlled Group” means a group of corporations or other entities of which the Company is a member, determined under Section 414(b) and Section 414(c) of the Internal Revenue Code, applied by utilizing “at least 80 percent” each place it appears in Internal Revenue Code Section 1563(a)(1), (2) and (3) and in Treasury Regulation Section 1.414(c)-2.
     “Disability” means a Participant’s Separation from Service as a result of his or her permanent inability, by reason of a medically determinable physical or mental impairment, to perform any job for which the Participant is reasonably suited by education and experience.
     “Elective Deferral Contribution” means the amount of Compensation that a Participant elects to defer under Section 4.1.
     “Employee” means an individual employed by Stanley as a common law employee on a salaried basis who is subject to the income tax laws of the United States and is not covered under a collective bargaining agreement, provided that, anything herein to the contrary notwithstanding, an individual shall not be considered an Employee and shall not be eligible to defer Compensation with respect to a Plan Year or receive any other contributions under the Plan for a Plan Year unless he or she is eligible to make elective pre-tax contributions under the Account Value Plan on the first day of such Plan Year, based on the provisions of the Account Value Plan as then in effect.
     “Highly Compensated Employee” means, for purposes of determining if an individual is a Highly Compensated Employee in connection with Section 3.1(a) for a Plan Year, an Employee who received Compensation from the Controlled Group during the immediately preceding Plan Year in excess of the minimum dollar amount that is then applied under Code Section 414(q)(1)(B), subject to adjustments made thereunder, for determining status as a “highly compensated employee” under said Code Section for the following Plan Year. An individual who has been a Highly Compensated Employee shall cease to be a Highly Compensated Employee, effective upon the close of business on the last day of the Plan Year in which his or her Compensation for such Plan Year does not exceed the pertinent dollar amount that applies under Code Section 414(q)(1)(B) when determining his or her status as a ‘highly compensated employee’ under Code Section 414(q)(1)(B) for the subsequent Plan Year. For purposes of this definition, an individual’s Compensation shall not include his or her Elective Deferral Contributions, and an individual’s Compensation for the last calendar quarter of a Plan Year shall be determined solely on the basis of projected base salary, including projected elective contributions under Code Section 125, 402(g) or 132(f)(4), with respect to such base salary.
     “Participant” means a Highly Compensated Employee who is eligible under Section 3.1(a) or 3.2 to elect to defer a portion of his or her Compensation under the Plan. Notwithstanding anything herein to the contrary, an individual who has a vested Supplemental Retirement Plan Benefit as of

January 1, 2009 and is not eligible under Section 3.1 shall be a Participant for purposes of the provisions of the Plan other than Articles 3, 4, 5 and 6.
     “Plan Year” means the calendar year.
     “Retirement Plan” means The Stanley Works Retirement Plan as in effect on April 16, 2002, without regard to any subsequent changes in such plan.
     “Separation from Service” means the termination of a Participant’s employment with the Controlled Group for a reason other than death. Whether a Separation from Service has occurred is determined in accordance with the standards that apply for determining if there is a ‘separation from service’ for a reason other than death pursuant to Treasury Regulation Section 1.409A-1(h)(1). There is a Separation from Service as of a particular date, if the Company and the Participant reasonably anticipated that, as of that date, the Participant would provide no further services to the Controlled Group as a common law employee or as an independent contractor or the Participant would provide services to the Controlled Group as a common law employee or an independent contractor at an annual rate that is not more than 20% of the services rendered, on average, during the immediately preceding 36 consecutive months of service (or the full period of service, if less than 36 months). For purposes of the preceding sentence, service as a director of a member of the Controlled Group shall not be taken into account.
     The Participant’s employment relationship shall be treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence, provided that the Participant is expected to return to work for a member of the Controlled Group and the period of such leave of absence does not exceed six months, or if the period is longer, the Participant has a right to reemployment with a member of the Controlled Group either by statute or by contract. If the period of a military leave, sick leave or other bona fide leave of absence exceeds six months and there is no right to reemployment, a termination of the employment relationship shall be deemed to have occurred as of the first date immediately following the first six months of the leave.
     “Specified Employee” means a Participant who is identified as a ‘specified employee’ in accordance with Treasury Regulation Section 1.409A-1(i), pursuant to a written policy established and maintained by the Company.
     “Supplemental Company Contribution Account” means the bookkeeping record that reflects the supplemental Company contributions credited under the Plan, pursuant to Section 4.2, including funds credited to such Account under the terms of the Plan as in effect prior to January 1, 2010.
     “Supplemental Employee Contribution Account” means the bookkeeping record that reflects amounts credited under Section 4.1, including funds credited to such Account under the terms of the Plan as in effect prior to January 1, 2010.
     “Supplemental Retirement Plan Benefit” means the frozen supplemental benefit accrued under the Plan as of July 31, 2001, determined on the basis of the provisions of the Plan as in effect on that date.
     “Valuation Date” means the date established by the Committee for valuing Participants’ Accounts.

Article 3
Plan Participation
          3.1 Date of Participation. (a) Eligibility to Defer.
     An Employee shall become a Participant in the Plan effective upon the first January 1 on which he or she is a Highly Compensated Employee.
Subject to Section 3.2, a Participant shall be eligible to elect, under Section 4.1, to defer a specified portion of the Compensation payable with respect to services performed during a Plan Year that begins after the Plan Year in which the Participant makes the election to defer such portion of Compensation, provided that the Participant must irrevocably elect to defer such portion before January 1 of such Plan Year in which the services are performed and, subject to Section 3.3, such election must remain in effect for the entire Plan Year.
          (b) Deferral Elections. Any election to defer Compensation shall be effective only with respect to Compensation for services that are performed on or after the January 1st on which such election becomes effective. A Participant’s election to defer Compensation by making Elective Deferral Contributions shall be submitted to the Company by the deadline established by the Company that precedes the first January 1 on which such election is to become effective. Such election shall state the portion of Compensation to be withheld. Any election to defer shall be made in accordance with procedures established by the Company and, subject to Section 3.3, shall be irrevocable for the Compensation payable with respect to services performed during the Plan Year to which such election applies.
          (c) Evergreen Deferral Elections. A Participant’s election to defer a specified portion of Compensation payable with respect to services performed during a Plan Year shall remain in effect for Compensation payable with respect to services performed during subsequent Plan Years until changed or revoked by the Participant, and, subject to Sections 3.2 and 3.3, as of each December 31, such a prior election becomes irrevocable with respect to Compensation payable in connection with services performed by the Participant during the immediately following Plan Year, so that the deferral election with respect to Compensation payable with respect to services performed by the Participant during the immediately following Plan Year shall be deemed to have been irrevocably made as of December 31 of the preceding Plan Year.
          3.2 Continuing Plan Participation. If an Employee becomes a Participant for a Plan Year, pursuant to Section 3.1(a), he or she shall remain eligible to make Elective Deferral Contributions from Compensation payable with respect to services performed during each subsequent Plan Year in which he or she is a Highly Compensated Employee. If an Employee who has become a Participant for a Plan Year, pursuant to Section 3.1(a), ceases to be a Highly Compensated Employee with respect to a subsequent Plan Year, he or she shall not be eligible to make Elective Deferral Contributions from Compensation payable with respect to services performed during that subsequent Plan Year but shall be eligible to make Elective Deferral Contributions from Compensation payable with respect to services performed during the next Plan Year in which he or she is a Highly Compensated Employee by making a new deferral election under Section 3.1(a). The provisions of the Plan shall continue to apply to an individual until his or her vested Accounts are distributed.
          3.3 Unforeseeable Emergency. With the approval of the Committee, a Participant who is faced with an “unforeseeable emergency” shall be permitted, on account of such emergency, to cancel an election previously made by the Participant to make Elective Deferral Contributions under the Plan. An election by a Participant to cancel his or her Elective Deferral Contributions with respect to Compensation payable for services performed during a Plan Year on account of an unforeseeable emergency shall cancel all remaining Elective Deferral Contributions of the Participant that would otherwise be made with respect to Compensation payable for services performed during the Plan Year, and no additional Elective Deferral Contributions shall be made until the Participant makes a new election to defer a portion of his or her Compensation for services performed during a subsequent Plan Year in accordance with Sections 3.1 and 3.2. For purposes of this Section 3.3, an unforeseeable emergency is a severe financial hardship to a Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or a dependent of the Participant (as defined in Code Section 152, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B)), (b) loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to the home not otherwise covered by insurance), or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The determination of whether a Participant is faced with an unforeseeable emergency shall be made by the Committee in its sole discretion, based on the facts and circumstances surrounding such emergency and such information as the Committee shall deem to be necessary in accordance with the requirements of Code Section 409A and the regulations thereunder.
Article 4
Supplemental Employee and Company Contributions
          4.1 Elective Deferral Contributions. (a) Elections to Defer. A Participant may make an election for a Plan Year in accordance with Section 3.1 to defer a specified whole percentage, from 1% to 7%, of the portion of Compensation for services performed during the Plan Year in excess of the amount of Compensation for services performed during such Plan Year that may be taken into account when determining elective pre-tax contributions under the Account Value Plan (on the basis of the provisions of the Account Value Plan that were adopted prior to the first day of the Plan Year and in effect on the first day of the Plan Year). Moreover, a Participant may elect for a Plan Year, in accordance with Section 3.1, to defer from Compensation payable for services performed during the Plan Year, up to the amount, if any, by which the limitation in effect under Internal Revenue Code Section 402(g)(1)(B) for the Plan Year exceeds the maximum, available pre-tax elective contributions under the Account Value Plan for the Plan Year, other than catch-up contributions pursuant to Internal Revenue Code Section 414(v), determined on the basis of the Account Value Plan provisions that were adopted prior to the first day of the Plan Year and in effect on the first day of the Plan Year. Any election pursuant to this Section 4.1(a) shall be implemented as an irrevocable election under Section 3.1.
          (b) Additional Elective Deferral Contributions. Subject to Section 3.1, a Participant who elects contributions under Section 4.1(a) may also make an election to defer a specified whole percentage, from 1% to 8%, of Compensation.
          (c) Crediting of Elective Deferral Contributions. Any amount deferred under this Section 4.1 shall be credited to a Supplemental Employee Contribution Account as soon as administratively practicable following the date on which the amount would have been paid to the Participant if not for the Participant’s election to defer.
          4.2 Supplemental Company Contributions. (a) Supplemental Matching Contributions for Elective Deferral Contributions. There shall be credited to a Participant’s Supplemental Company Contribution Account, a monthly supplemental matching contribution, equal to 50% of the Participant’s Supplemental Elective Deferral Contributions credited on his or her behalf under subsection (a) of Section 4.1 for the month. Such matching contributions shall be credited to the Participant’s Supplemental Company Contribution Account as soon as practicable following the month for which the Elective Deferral Contributions to which the matching contributions relate are credited to the Participant’s Supplemental Employee Contribution Account.

          (b) Supplemental Cornerstone Contributions for Certain Participants. There shall be credited to a Supplemental Company Contribution Account for a Participant, other than a Participant who is described in Part II of Appendix B, any “cornerstone” contribution determined under Part I of Appendix B.
          4.3. Investment Return. (a) Crediting of Investment Return. Subject to such rules and limitations as the Committee may establish, each Participant shall designate from among the assumed investment funds described in subsection (b) of this Section 4.3, one or more assumed investment funds in which amounts that are credited to his or her Supplemental Employee Contribution Account or Supplemental Company Contribution Account shall be deemed to be invested. However, at the discretion of the Committee, different investment options may be made available with respect to amounts attributable to the contributions determined under Section 4.2(b) than is the case with respect to amounts attributable to the other contributions. A Participant’s Supplemental Employee Contribution Account and Supplemental Company Contribution Account shall be adjusted periodically, as of each Valuation Date, for increases or decreases in the fair market value of the assumed investment funds in which such accounts are deemed to be invested.
          (b) Assumed Investment Alternatives. The Committee shall designate the assumed investment funds, including a fund that is designed to invest primarily in Company stock, that shall be available from time to time under the Plan for purposes of measuring the investment return of a Supplemental Employee Contribution Account or a Supplemental Company Contribution Account, provided that, at the discretion of the Committee, different investment options, that do not necessarily include a Company stock fund, may be made available with respect to amounts attributable to the contributions determined under Section 4.2(b) than is the case with respect to amounts attributable to the other contributions. In accordance with procedures established by the Committee, each Participant may elect how the amounts credited to his or her Supplemental Employee Contribution Account and Supplemental Company Contribution Account shall be deemed to be invested among the assumed investment funds made available by the Committee. If a Participant has not made a valid investment election, the pertinent portion of the Participant’s Supplemental Employee Contribution Account and Supplemental Company Contribution Account shall be deemed to be invested in a default investment fund identified by the Committee.
          (c) Discontinuance of Guaranteed Rate. Effective as of December 31, 2008, amounts attributable to deemed investments in a fund considered to consist primarily of Company stock, that had been subject to a guaranteed minimum investment return pursuant to the provisions of the Plan as then in effect, shall cease to be subject to a minimum guaranteed investment return. To the extent that, as of December 31, 2008, such a guarantee would have provided a lump sum distribution to a Participant as of that date in excess of the lump sum distribution that otherwise would have been made, the excess amount shall be credited on behalf of the Participant as of December 31, 2008, for reinvestment under the Plan.
Article 5
Vesting
          5.1 Supplemental Employee Contribution Account and Supplemental Company Contribution Account. A Participant’s vested interest in his or her Accounts under the Plan shall be determined as follows:
          (a) Supplemental Employee Contribution Account. A Participant is 100% vested at all times in the value of any amounts credited to the Participant’s Supplemental Employee Contribution Account.

          (b) Supplemental Company Contribution Account. A Participant shall be 100% vested in the value of his or her Supplemental Company Contribution Account upon the Participant’s completion of 3 years of service. No portion of a Participant’s Supplemental Company Contribution Account shall be vested before completion of 3 years of service; provided, however, that a Participant shall automatically become vested in the value of his or her Supplemental Company Contribution Account if the Participant has employment status with any member of the Controlled Group (i) upon reaching his or her 65th birthday, (ii) upon incurring a Disability, or (iii) upon his or her death. For purposes of this subsection (b), a year of service means each twelve month period commencing on an individual’s employment commencement date and the anniversaries thereof during which the individual has employment status with any member of the Controlled Group, during the period it is a member of the Controlled Group and the period of employment with a predecessor employer preceding the Company’s acquisition of the business conducted by such employer, whether through the purchase of all of the outstanding stock of such employer or of all, or substantially all, of the assets used by such employer in a trade or business. A Participant who ceases to have employment status with the Controlled Group on a date that is less than a full year following the most recent anniversary of his or her employment commencement date shall receive vesting service credit for each month during such partial year in which he or she had employment status. A Participant whose employment is interrupted by a break in service shall have his or her years of service determined by aggregating service with all members of the Controlled Group before and after the break in service.
Article 6
Distributions of Vested Accounts
          6.1 Time and Form of Distribution of Vested Accounts. (a) Time of Distribution of Vested Accounts. Except as otherwise provided in subsection (b) of this Section 6.1, in Section 6.4, and in Section 6.5, a Participant’s vested Accounts shall be distributed as set forth below:
     (i) If the Participant elected a distribution date for his or her vested Accounts pursuant to Section 6.2, the vested Accounts shall be distributed to the Participant upon such date, pursuant to Section 8.1, provided that, if the Participant dies prior to that date, the vested Accounts shall be distributed to the Participant’s Beneficiary upon the Participant’s death, as provided in Section 8.1.
     (ii) If the Participant did not elect a distribution date for his or her vested Accounts under Section 6.2, the vested Accounts shall be distributed to the Participant upon his or her Separation from Service, as provided in Section 8.1. If the Participant dies prior to the stipulated time of distribution, the vested Accounts shall be distributed to the Participant’s Beneficiary following the Participant’s death, as provided in Section 8.1.
          (b) Delayed Distributions to Specified Employees. If a Participant is a Specified Employee as of the date of his or her Separation from Service and the Participant did not elect a distribution date for his or her vested Accounts, pursuant to Section 6.2, that is at least six months after the date of his or her Separation from Service, payment of such Participant’s vested Accounts shall be made to the Participant, as provided in Section 8.1, once six months have elapsed following the date of the Participant’s Separation from Service. However, if a Participant for whom payments are deferred under this Section 6.1(b) dies prior to receiving his or her payment under this Section 6.1(b), payment shall be made upon his or her death, as provided in Section 8.1.
          6.2 Election of Time of Distribution. (a) Time for Making Election. At the time a Participant first makes an election to defer Compensation under the Plan, or, subject to subsection (c), in the case of an individual who became a Participant in the Plan prior to January 1, 2009, upon a date that is not later than December 31, 2008, the Participant may elect that his or her vested Accounts be distributed on the later of the last day of a specified Plan Year quarter or the last day of the Plan Year quarter which contains the date of the Participant’s Separation from Service, or, if the Participant’s Separation from Service preceded January 1, 2009, the last day of a specified Plan Year quarter.
          (b) Subsequent Elections as to Time of Distribution. A Participant shall be permitted to make a written election, at any time after December 31, 2008, to delay a distribution of his or her vested Accounts, provided that any such election must specify a distribution date that is the later of the last day of a Plan year quarter or the last day of the Plan Year quarter which contains the date of Separation from Service and must satisfy all of the following requirements:
     (i) the election must be made at least twelve months prior to the date on which the distribution would otherwise have been made;
     (ii) the election may not become effective until at least twelve months after the date on which the election is made; and
     (iii) except in the case of an election relating to a distribution to be made upon a Participant’s death, the distribution must be deferred for at least 5 years from the date on which the distribution would otherwise have been made.
          (c) Elections Made in 2007 or 2008 as to Time of Distribution. If an election was made in 2007 to change the time of distribution of a Participant’s vested Accounts, such new election could not defer to a later year the payment of any amount that would otherwise be payable in 2007 and could not require a payment to be made in 2007 that would otherwise be payable in a later year. Moreover, if an election was made in 2008 to change the time of distribution of a Participant’s vested Accounts, such new election could not defer to a later year the payment of any amount that would otherwise be payable in 2008 and could not require a payment to be made in 2008 that would otherwise be payable in a later year.
          6.3 Form of Distribution of Vested Accounts. Subject to Sections 6.4 and 6.5, a Participant’s vested Accounts shall be distributed in a lump sum payment to the Participant or, in the case of a distribution that is made pursuant to the Participant’s death, to the Participant’s Beneficiary. Each such lump sum payment shall be made in cash.
          6.4 Exceptions for Participants in the SERP. Subject to Section 6.5, in the case of a Participant who is also a participant in The Stanley Works Supplemental Executive Retirement Plan (SERP), the foregoing provisions of this Article 6 and any other provision in the Plan pertaining to the time or form of a distribution shall not apply and, instead, all vested Accounts under the Plan shall be paid at the same time and in the same form as the benefit payable to or on behalf of such Participant under the SERP. If such vested Accounts under the Plan are paid in an annuity pursuant to the provisions of this Section 6.4, the annuity shall be determined pursuant to the procedures for calculating an annuity with respect to assets attributable to the Plan, as set forth in Appendix B of the SERP, and the payment of any death benefit on behalf of the Participant shall be made at the same time and in the same form as provided under the SERP to the beneficiary determined under the SERP.
          6.5. Chief Executive Officer. Anything herein to the contrary notwithstanding, in the case of the Participant who was the Company’s chief executive officer on January 1, 2007, the time and form of payment of the vested Accounts payable to or on behalf of such Participant shall be the same time and form of payment as the time and form of payment that applies to his “Pension Make-Whole” benefit provided pursuant to the terms of such Participant’s employment agreement with the Company. If such vested Accounts under the Plan are paid in an annuity pursuant to the provisions of this Section 6.5, the annuity shall be calculated pursuant to the procedures for determining an annuity with respect to the amount attributable to the Plan, as set forth in the Pension Make-Whole provisions of the employment agreement, and the payment of any death benefit on his behalf shall be made at the time and in the form provided under those provisions in such employment agreement to the beneficiary determined under such provisions.
Article 7
Supplemental Retirement Plan Benefits
          7.1 Supplemental Retirement Plan Benefit. A Participant who has a vested Supplemental Retirement Plan Benefit under the Plan as of July 31, 2001 and has not received or commenced to receive payment of such benefit prior to January 1, 2009, shall be entitled to payment of such vested Supplemental Retirement Plan Benefit at the time and in the form of payment provided in this Article 7. An individual who commenced to receive periodic payments, prior to January 1, 2009, of his or her vested Supplemental Retirement Plan Benefit shall continue to receive such payments pursuant to the method of payment in effect on December 31, 2008. Subject to Section 7.2(b), the vested Supplemental Retirement Plan Benefit shall be adjusted to reflect the payment of a benefit prior to “Normal Retirement Date”, as defined in the Retirement Plan, in accordance with the actuarial factors set forth in the Retirement Plan, or, the payment of a benefit subsequent to Normal Retirement Date, based upon an interest rate of 7% and the UP84 Mortality Table.
          7.2 Time and Form of Distribution of Supplemental Retirement Plan Benefit. (a) Time of Distribution. Except as otherwise provided in subsection (b) of this Section 7.2, a Participant’s vested Supplemental Retirement Plan Benefit shall be distributed, or commence to be distributed, as follows:
     (i) If the Participant elected a distribution date for his or her vested Supplemental Retirement Plan Benefit pursuant to subsection (d) or (f) of this Section 7.2, the Participant’s vested Supplemental Retirement Plan Benefit shall be distributed, or commence to be distributed, upon such date, provided that if the Participant dies prior to that date, a benefit shall be distributed, or commence to be distributed, to the Participant’s Beneficiary upon the Participant’s death, as provided in Section 8.1.
     (ii) If the Participant did not elect a distribution date for his or her vested Supplemental Retirement Plan Benefit pursuant to subsection (d) or (f) of this Section 7.2, the Participant’s vested Supplemental Retirement Plan Benefit shall be distributed, or commence to be distributed, upon the Participant’s Separation from Service, as provided in Section 8.1, except that, if the Separation from Service preceded January 1, 2009, and a benefit was not payable in 2008, the vested Supplemental Retirement Plan Benefit shall be distributed to the Participant upon the later of the Participant’s attainment of age 65 or June 1, 2009, and provided that, if the Participant dies prior to his or her distribution date, the Participant’s vested Supplemental Retirement Plan Benefit shall be distributed, or commence to be distributed, upon the Participant’s date of death, as provided in Section 8.1.
     (b) Delayed Distributions to Specified Employees. If a Participant is a Specified Employee as of the date of his or her Separation from Service, and the Participant did not elect a distribution date for his or her vested Supplemental Retirement Plan Benefit, pursuant to subsection (d) or (f) of this Section 7.2, that is at least six months after the date of his or her Separation from Service, such Participant’s vested Supplemental Retirement Plan Benefit shall be distributed or commence to be distributed on the first day of the seventh month that begins after the date of the Participant’s Separation from Service, provided that no distribution is required to be delayed pursuant to this Section 7.2(b) beyond the date of the Participant’s death. The payments that otherwise would have been paid to a Specified Employee during the six months following his or her Separation from Service shall be accumulated and paid on the first day of the seventh month that begins after the date of the Participant’s Separation from Service. Any such accumulated payment shall be actuarially increased, pursuant to Appendix C, to reflect the delay in payment imposed under this Section 7.2(b). If a Participant for whom payments are deferred under this Section 7.2(b) dies between the date of Separation from Service and the first day of the seventh month that begins after that date, payments shall not be made under this Section 7.2(b), but instead shall be made under subsection (g) of this Section 7.2.
          (c) Form of Distribution.
     (i) A Participant’s vested Supplemental Retirement Plan Benefit shall be paid to him or her in an annuity, unless he or she elects, under subsection (d) or (f) of this Section 7.2, to receive an Actuarial Equivalent lump sum payment. A Participant who does not elect a lump sum payment under subsection (d) or (f) of this Section 7.2 may select an Actuarial Equivalent annuity described in subsection (c)(ii) of this Section 7.2. If a Participant who did not elect a lump sum payment fails to elect the form of annuity payment, payments shall be made in the form of a life only annuity as described in subsection (c)(ii)(A) of this Section 7.2.
     (ii) Subject to subsection (c)(i) of this Section 7.2, a Participant’s vested Supplemental Retirement Plan Benefit may be paid to the Participant under one of the following annuity options:
     (A) Life Only — equal monthly annuity payments for the life of the Participant;
     (B) 50% Joint & Survivor — equal monthly payments for the life of the Participant, and, upon the death of the Participant, 50% of that amount to be paid for the life of the Participant’s joint annuitant, if surviving;
     (C) 100% Joint & Survivor — equal monthly payments for the life of the Participant, and, upon the death of the Participant, 100% of that amount to be paid for the life of the Participant’s joint annuitant, if surviving.
     (iii) An Actuarial Equivalent lump sum shall be determined under subsection (i) with respect to the vested Supplemental Retirement Plan Benefit, expressed as a monthly annuity benefit payable for the Participant’s life, as described in Section 7.1, on the basis of the provisions of the Retirement Plan that apply for purposes of calculating a lump sum benefit (as if the lump sum were paid from the Retirement Plan), without regard to any changes implemented in the law that were enacted after April 16, 2002, with respect to the calculation of lump sum benefits. An annuity determined under subsection (ii)(B) or (C), shall be the Actuarial Equivalent of the vested Supplemental Retirement Plan Benefit, expressed as a monthly annuity benefit for the Participant’s life, as described in Section 7.1, determined by applying the factors in Appendix A. The annuity determined under subsection (ii)(A) shall be the vested Supplemental Retirement Plan Benefit that is expressed as a monthly annuity benefit payable for the Participant’s life, as described in Section 7.1.
          (d) Election of Time or Form of Distribution. Subject to Sections 7.2(b) and 7.2(e), upon a date that is not later than December 31, 2008, a Participant may elect that his or her vested Supplemental Retirement Plan Benefit shall be distributed or commence to be distributed on a specified date or, if later, the first day of the month following the date of his or her Separation from Service and may elect whether to receive such benefit in a lump sum payment or in an annuity. If a Participant’s date of Separation from Service preceded January 1, 2009, he or she may not elect a distribution date prior to

June 1, 2009. If a Participant who is an Employee fails to make an election regarding the date of distribution, his or her vested benefit shall be distributed upon Separation from Service, subject to the terms of subsections (a), (b) and (e) of this Section 7.2. Subject to subsection (e), if a Participant fails to make an election with respect to the form of payment of his or her vested Supplemental Retirement Plan Benefit by December 31, 2008, the Participant shall be deemed to have elected that the vested Supplemental Retirement Plan Benefit be distributed, pursuant to subsection (c)(ii)(A) of this Section 7.2, in a life only annuity, subject to subsections (a), (b) and (e). Notwithstanding the foregoing, after December 31, 2008, a Participant may elect to change his or her election or deemed election pursuant to the provisions of subsection (f) of this Section 7.2.
          (e) Elections Made in 2007 or 2008 as to Time or Form of Distribution. If a Participant’s election was made in 2007 to change the time or form of distribution of a vested Supplemental Retirement Plan Benefit, such new election could not defer to a later year the payment of any amount that would otherwise be payable in 2007 and could not require a payment to be made in 2007 that would otherwise be payable in a later year. Moreover, if an election was made in 2008 to change the time or form of distribution of a Participant’s vested Supplemental Retirement Plan Benefit, such new election could not defer to a later year the payment of any amount that would otherwise be payable in 2008 and could not require a payment to be made in 2008 that would otherwise be payable in a later year.
          (f) Subsequent Elections as to Time or Form of Distribution.
     (i) A Participant shall be permitted to make a written election, at any time after December 31, 2008, that pertains to the time or form of distribution of his or her vested Supplemental Retirement Plan Benefit, provided that any such election must specify a distribution date that is the later of a specified date or the first day of the month following the date of Separation from Service, and, except as otherwise provided in (ii), any election made after December 31, 2008 must satisfy all of the following requirements:
(A)	the election must be made at least twelve months prior to the date on which the distribution would otherwise have been made (or in the case of an annuity, twelve months before the date on which the first payment was scheduled to be made);

(B)	the election may not become effective until at least twelve months after the date on which the election is made; and

(C)	except in the case of an election relating to a distribution to be made upon a Participant’s death, the distribution must be deferred for at least 5 years from the date on which the distribution would otherwise have been made (or in the case of an annuity, for at least 5 years from the date on which the first payment was scheduled to be made).
     (ii) Notwithstanding subsection (i), a Participant who has elected a life annuity for payment of his or her Supplemental Retirement Plan Benefit that is available under Section 7.2(c)(ii) may select another Actuarial Equivalent annuity option that is made available under the Plan, pursuant to said Section 7.2(c)(ii), at any time prior to the benefit commencement date, provided that such Actuarial Equivalent life annuity option has the same scheduled date for the first annuity payment. An election by the Participant to change the identity of a joint annuitant or Beneficiary shall not be treated as a change in the time or form of distribution, provided that the time and form of the distribution are not otherwise changed. Also, an election to change the joint annuitant under a life annuity does not constitute a change in the time and form of payment if the change in the time of payments results solely from the different life expectancy of the new joint annuitant.

     (g) Death before Benefit Commencement Date. If a Participant dies before the benefit commencement date, the Actuarial Equivalent of the vested Supplemental Retirement Plan Benefit shall be paid to the Beneficiary in a lump sum payment or in 120 equal monthly installments, as elected by the Participant. This benefit shall be paid in a lump sum unless the Participant elected 120 equal monthly installment payments. The amount of such lump sum shall be determined in accordance with the actuarial assumptions of the Retirement Plan as if such lump sum were paid from the Retirement Plan and the amount of the 120 monthly installments shall be determined on the basis of the actuarial assumptions in Appendix C.
     (h) Death after Benefit Commencement Date. If a Participant dies after his benefit commencement date, the benefit, if any, payable following his death depends upon the form of benefit payment that is in effect. If a Participant dies after commencing to receive annuity payments under Section 7.2(c)(ii)(A) or, if both the Participant and the joint annuitant die after benefits commence under Section 7.2(c)(ii)(B) or (C), and the sum of the annuity payments made is less than the total lump sum payment the Participant would have received on the benefit commencement date, an amount equal to the excess of the lump sum payment that would have been made on the Participant’s benefit commencement date over the sum of the monthly annuity payments made shall be paid to the Beneficiary in a lump sum.
Article 8
Miscellaneous
          8.1 Distribution Date. Any distribution that is made in accordance with Article 6 pursuant to a Participant’s Separation from Service or death, prior to his or her benefit commencement date, shall be made upon the last day of the Plan Year quarter which contains the date of Separation from Service or death, based on the Valuation Date that coincides with such last day of the Plan Year quarter, except that any distribution to a Participant pursuant to Section 6.1(b) shall be made upon the day following the last day of the Plan Year quarter which contains the sixth month that begins after the date of Separation from Service, based on the Valuation Date that coincides with such last day of the Plan Year quarter. Any payment that is made pursuant to Article 6 upon a distribution date designated under Section 6.2(a) or (b) shall be based on the Valuation Date that coincides with that distribution date, except that any distribution subject to Section 6.1(b) shall not be made prior to the day following the last day of the Plan Year quarter which contains the sixth month that begins after the date of the Participant’s Separation from Service. Subject to Section 7.2(b), any payment to be made pursuant to Article 7 upon Separation from Service shall be made upon the first day of the month following Separation from Service. Any payment that is made pursuant to Article 7 upon death, shall be made on the first day of the second month following the date of death, except that any annuity payments to a joint annuitant pursuant to Section 7.2(c)(ii)(B) or (C), following the death of the Participant, shall begin on the date, following the date of death, on which the next annuity payment would have been made to the Participant if he or she had survived. Subject to Sections 6.1(b) and 7.2(b), there shall be no interest adjustment for a payment made subsequent to a distribution date.
          8.2 Amendment or Termination. (a) Amendment. The Company, by action of the Committee, reserves the right to amend the Plan at any time, including but not limited to the right to amend the Plan to cease future contributions to the Plan, provided that, unless necessary to meet the requirements of applicable law, benefits that have already accrued on behalf of a Participant may not be eliminated or reduced upon amendment of the Plan.
          (b) Termination of Account Balance Portion of Plan. Subject to Sections 6.4 and 6.5, the Company, by action of the Committee, reserves the right, at any time, to terminate the account balance portion of the Plan (Supplemental Employee Contribution Accounts and Supplemental Company Contribution Accounts) and to distribute all such Supplemental Employee Contribution Accounts and

Supplemental Company Contribution Accounts in lump sum payments as soon as administratively practicable to Participants and Beneficiaries, provided the account balance portion of the Plan is terminated in the following circumstances:
     (i) Within 30 days before or 12 months after a change in control of the Company, as defined in Code Section 409A and Treasury Regulation Section 1.409A-3(i)(5), provided that all distributions are made no later than 12 months following the termination of the account balance portion of the Plan and further provided that all nonqualified deferred compensation arrangements of the same type (i.e., all nonqualified account balance plans subject to Code Section 409A) maintained by the Company and all members of the Controlled Group are terminated, so that all Participants and all participants in the other arrangements are required to receive all amounts of compensation deferred under the account balance portion of the Plan and the other arrangements no later than 12 months following the date on which the Committee takes action to terminate the account balance portion of the Plan and the Controlled Group takes action to terminate all such other arrangements;
     (ii) Within 12 months of the dissolution of the Company under Internal Revenue Code Section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), provided that all amounts credited to a Participant’s Accounts under the Plan are included in the Participant’s gross income in the latest of (A) the calendar year in which the account balance portion of the Plan is terminated; (B) the calendar year in which all amounts credited to the Participant’s Accounts are no longer subject to a substantial risk of forfeiture; or (C) the first calendar year in which the distribution of the Accounts is administratively practicable, provided that a Participant incurs income tax liability with respect to his or her Accounts under the Plan not later than the calendar year in which he or she receives an actual or constructive distribution from such Accounts; or
     (iii) At the Committee’s discretion, provided that (A) the termination of the account balance portion of the Plan does not occur proximate to a deterioration of the financial health of the Controlled Group, (B) all nonqualified deferred compensation arrangements of the same type (i.e., all nonqualified account balance plans subject to Code Section 409A) maintained by the Company and all members of the Controlled Group are terminated with respect to all employees, (C) no payments are made within 12 months after the termination of the account balance portion of the Plan (other than payments that would have been payable under the terms of the Plan if the termination of the account balance portion of the Plan had not occurred), (D) all payments are made within 24 months after the termination of the account balance portion of the Plan, and (E) neither the Company nor any member of the Controlled Group adopts a nonqualified deferred compensation arrangement of the same type (i.e., a nonqualified account balance plan subject to Code Section 409A) for a period of three years, with respect to any employee, following the date of the termination of the account balance portion of the Plan.
          (c) Termination of Nonaccount Balance Portion of Plan. The Company, by action of the Committee, reserves the right, at any time, to terminate the nonaccount balance portion of the Plan (Supplemental Retirement Plan Benefits) and to distribute all such Supplemental Retirement Plan Benefits in lump sum payments as soon as administratively practicable to Participants and Beneficiaries, provided the nonaccount balance portion of the Plan is terminated in the following circumstances:
     (i) Within 30 days before or 12 months after a change in control of the Company, as defined in Code Section 409A and Treasury Regulation Section 1.409A-3(i)(5), the Company takes irrevocable action to terminate the nonaccount balance portion of the Plan and all nonqualified deferred compensation arrangements of the same type (i.e., all nonqualified nonaccount balance plans subject to Code Section 409A that are described in Treasury Regulation Section 1.409A-1(c)(2)(i)(C)) maintained by the Company and all members of the Controlled

Group, so that each Participant in the Plan is required to receive the lump sum actuarial equivalent present value of his or her Supplemental Retirement Plan Benefit (as calculated by reference to the interest rate and mortality table described in the Retirement Plan as of April 16, 2002) and all participants in such other arrangements are required to receive the actuarial equivalent present value of their benefits under the other arrangements no later than 12 months following the date of such irrevocable action;
     (ii) Within 12 months of the dissolution of the Company under Code Section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), the Company terminates the nonaccount balance portion of the Plan, provided that the actuarial equivalent present value of each Participant’s Supplemental Retirement Plan Benefit (as calculated by reference to the interest rate and mortality table described in the Retirement Plan as of April 16, 2002) is distributed in the calendar year in which the nonaccount balance portion of the Plan is terminated, or the first calendar year in which the distribution is administratively practicable (whichever is later).
     (iii) At the Committee’s discretion, provided that (A) the termination does not occur proximate to a deterioration of the financial health of the Company or a member of the Controlled Group, (B) all nonqualified deferred compensation arrangements of the same type (i.e., all nonqualified nonaccount balance plans subject to Code Section 409A that are described in Treasury Regulation Section 1.409A-1(c)(2)(i)(C)) maintained by the Company and all members of the Controlled Group are terminated with respect to all employees, (C) no payments are made within 12 months after the termination of the nonaccount balance portion of the Plan (other than payments that would have been payable under the terms of the Plan if the nonaccount balance portion of the Plan had not terminated), (D) all payments are made within 24 months after the termination of the nonaccount balance portion of the Plan, and (E) neither the Company nor any member of the Controlled Group adopts a nonqualified deferred compensation arrangement of the same type (i.e., a nonqualified nonaccount balance plan subject to Code Section 409A that is described in Treasury Regulation Section 1.409A-1(c)(2)(i)(C)) for a period of three years, with respect to any employee, following the date of the termination of the nonaccount balance portion of the Plan. If the nonaccount balance portion of the Plan is terminated, the actuarial equivalent present value of each Participant’s Supplemental Retirement Plan Benefit (as calculated by reference to the interest rate and mortality table described in the Retirement Plan as of April 16, 2002) shall be paid to the Participant in a lump sum on the first day of the month coinciding with or next following the first anniversary of the termination of the nonaccount balance portion of the Plan.
          8.3 Withholding. To the extent required by law, Stanley shall withhold taxes from any payment due under the Plan.
          8.4 Administration of the Plan. The Plan shall be administered by the Committee. The Committee is vested with full authority (including full discretionary authority) to administer, interpret, and make rules regarding the Plan as it may deem advisable and to make determinations in its discretion that shall be final, binding, and conclusive upon all persons. No member of the Company’s Board of Directors or the Committee will be liable for any action or determination made in good faith with respect to the Plan.
          8.5 Claims Procedure.
          (a) Any individual who believes he or she is entitled to benefits under the Plan (a “Claimant”) shall file a written claim request with the Committee on such forms as the Committee may require. The Committee shall, upon written request of a Claimant, make available copies of any claim forms or instructions, or advise the Claimant where such forms or instructions may be obtained.

          (b) If a claim is wholly or partially denied, the Committee shall furnish to the Claimant a written or electronic notice of the decision within 90 days. The notice shall be set forth in a manner calculated to be understood by the Claimant. If special circumstances require, the Committee may defer action on a claim for benefits for an additional period of not to exceed 90 days, and, in that case, it shall notify the Claimant in a written or electronic notice prior to the close of the initial 90 day period of the special circumstances involved and the time by which it expects to render a decision. If the claim relates to Disability benefits, the Committee shall furnish to the Claimant a written or electronic notice of the decision within 45 days. If special circumstances require, the Committee may defer action on a claim for Disability benefits for an additional period of not to exceed 30 days, and, in that case, it shall notify the Claimant in a written or electronic notice prior to the close of the initial 45 day period of the special circumstances involved and the time by which it expects to render a decision. However, if prior to the end of the 30 day period, the Committee determines that, due to matters beyond its control, a decision cannot be rendered on a claim for Disability benefits, the period for making the Disability claim determination may be extended for up to an additional 30 day period, and, in that case, the Committee shall notify the Claimant in a written or electronic notice prior to the end of the first 30 day period of the circumstances involved and the time by which a decision is expected. The written or electronic notice of a denial of a claim shall contain the following information:
     (i) The specific reason(s) for denial of the claim;
     (ii) Specific references to pertinent provisions of the Plan upon which the denial is based;
     (iii) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary;
     (iv) An explanation of the claims review procedure under the Plan describing the steps to be taken by a Claimant who wishes to submit the claim for review; and the time limits applicable to such procedures, and the Claimant’s right to bring a civil action under Section 502(a) of ERISA within 180 days following an adverse determination on review;
     (v) In the case of a claim for Disability benefits, a copy of any specific internal rule, guideline, protocol or other similar criterion that was relied upon in making the determination, or a statement that a copy of the rule, guideline, protocol or other similar criterion shall be provided to the Claimant free of charge upon request; and
     (vi) In the case of a claim for Disability benefits that is denied based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s circumstances, or a statement that an explanation shall be provided free of charge upon request.
          (c) A Claimant may, with respect to any denied claim:
     (i) Request review upon written application filed within 60 days after receipt by the Claimant of written or electronic notice of the denial of the Claimant’s benefit claim, or if the claim is for a Disability benefit, request review upon written application filed within 180 days after receipt by the Claimant of written or electronic notice of the denial of the Claimant’s Disability benefit claim;
     (ii) Review pertinent documents and submit any additional issues and comments in writing;

     (iii) Submit documents, records and other information relating to the claim for benefits;
     (iv) Have reasonable access to, upon request and free of charge, copies of all documents, records, and other information relevant to a benefit claim;
     (v) Have a full and fair review by the Committee of the denial that takes into account all comments, documents, records, and other information relevant to the Claimant’s claim for benefits; and
     (vi) If the claim is for Disability benefits, the following additional rules shall apply:
     (A) The review shall not give deference to the initial adverse benefit determination;
     (B) The review shall be conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the initial decision to deny the Disability benefit claim nor a subordinate of that individual.
     (C) If the adverse determination that is the subject of the review was based on a medical judgment, the named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment;
     (D) Any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse benefit determination that is the subject of the review shall be identified, without regard to whether the advice was relied upon in making the benefit determination; and
     (E) The health care professional engaged for purposes of a consultation shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.
Any request or submission must be in writing and must be directed to the Committee or in the case of a review of a claim for Disability benefits, its designee. The Committee (or, in the case of a claim for Disability benefits, its designee) shall have the sole responsibility for the review of any denied claim and shall take all steps appropriate in light of its findings.
          (d) The Committee (or, in the case of a claim for Disability benefits, its designee) shall render a decision upon review. If it is determined that any benefits claimed should be denied upon review, written or electronic notice of the same shall be provided to the Claimant. The written or electronic notice of the final decision shall set forth: the specific reason or reasons for the adverse determination; references to the specific Plan provisions on which the benefit determination was based; a statement that advises the Claimant that he or she is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits; and in the case of the review of a claim for a Disability benefit that was denied as a result of an internal rule, guideline, protocol or other similar criterion, either the specific rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion shall be provided to the Claimant free of charge upon request. Also, if the adverse determination upon review of a claim for Disability benefits is based on a medical necessity or experimental treatment or similar exclusion or limit, the Claimant shall be provided free of charge either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation shall be provided free of charge upon request. In addition, the written or electronic notice to Claimant shall describe any voluntary appeal procedures offered under the Plan and the Claimant’s right to obtain information about such procedures and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA within 180 days following receipt of written or electronic notice of denial of the claim for benefits upon review. The notice to the Claimant shall include the following statement: “You and the Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.” A final determination by the Committee shall be rendered within a reasonable period of time, not exceeding 60 days, after receipt of the Claimant’s notice of appeal. Under special circumstances, such determination may be delayed for an additional period not to exceed 60 days, in which case the Claimant shall be notified electronically or in writing of the delay prior to the close of the initial 60 day period. However, if the Committee holds regularly scheduled meetings at least quarterly, a final determination by the Committee shall be rendered no later than the date of the first meeting of the Committee after receipt of the Claimant’s notice of appeal, unless the receipt of the Claimant’s notice of appeal is within the 30 day period preceding the date of the next scheduled meeting of the Committee. In such case, a final determination by the Committee shall be rendered no later than the date of the second meeting of the Committee after receipt of the Claimant’s notice of appeal. Under special circumstances, such determination may be delayed to the date of the third meeting of the Committee after receipt of the Claimant’s notice of appeal, in which case the Claimant shall be notified electronically or in writing of the delay prior to the commencement of the extension period. If the claim relates to a Disability benefit, a final determination by the appropriate named fiduciary shall be rendered within a reasonable period of time, not exceeding 45 days, after receipt of the Claimant’s notice of appeal. Under special circumstances, such determination may be delayed for an additional period not to exceed 45 days, in which case the Claimant shall be notified electronically or in writing of the delay prior to the close of the initial 45 day period.
          8.6 Governing Text. The Plan, including any amendments, shall constitute the entire agreement between Stanley and any Employee, Participant or Beneficiary regarding the subject matter of the Plan. The Plan, including any amendments, shall be binding on Stanley, Employees, Participants, Beneficiaries, and their respective heirs, administrators, trustees, successors and assigns.
          8.7 Enforceability of Plan Provisions. If any provision of the Plan shall, to any extent, be invalid or unenforceable, the remainder of the Plan shall not be affected, and each other provision of the Plan shall be valid and enforced to the fullest extent permitted by law.
          8.8 Rights of Persons Entitled to Benefits. Any person entitled to receive benefits under the Plan shall have the rights of an unsecured general creditor of Stanley.
          8.9 Nonassignability.
          (a) Except as provided in subsection (b), the right of any individual to a benefit under the Plan shall not be subject to attachment or other legal process for the debts of such individual and an individual’s benefit under the Plan shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.
          (b) Notwithstanding anything herein to the contrary, there shall be assigned from a Participant’s Accounts, the amount that the Committee determines to have been lawfully assigned to the Participant’s former spouse (‘alternate payee’) under a judgment or order, including an approved divorce settlement agreement, that is implemented pursuant to a state domestic relations law in regard to a dissolution of marriage that was effective October 3, 2008, provided that such assignment does not alter the time or form of payment of any portion of the Participant’s vested Accounts that is not assigned to the alternate payee.
          8.10 Special Distributions. Whenever, in the opinion of the Committee, a person entitled to receive a benefit under the Plan is unable to manage his or her financial affairs, the Committee may direct that payment be made to a legal representative or relative of such person for his or her benefit. Alternatively, the Committee may direct that any payment for such person be applied for the benefit of such person in such manner as the Committee considers advisable. Any payment made in accordance with this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.
          8.11 Terms of Employment. Participation in the Plan shall not give an individual any right to remain in the service of Stanley, and an individual shall remain subject to discharge to the same extent as if the Plan had not been adopted.
          8.12 Restricted Transactions. A Participant’s right under Section 4.3 to direct the investment of his or her Accounts, and a Participant’s right under Article 6 to receive a distribution, of all vested amounts credited to his or her Accounts shall be restricted to the extent necessary to comply with the securities laws.

THE STANLEY WORKS
By
Title:
Date:

APPENDIX A
SUPPLEMENTAL RETIREMENT AND ACCOUNT VALUE PLAN
FOR SALARIED EMPLOYEES OF THE STANLEY WORKS
Assumptions for Determining Actuarial Equivalence under Section 7.2(c) of the Plan:

Interest:	5%

Mortality:	1994 Uninsured Pensioners Mortality Table (UP94)

i

APPENDIX B
SUPPLEMENTAL RETIREMENT AND ACCOUNT VALUE PLAN
FOR SALARIED EMPLOYEES OF THE STANLEY WORKS
Part I
     (a) As of the last day of each Plan Year, a “cornerstone” contribution shall be allocated to the Supplemental Company Contribution Account of each individual described in subsection (b)(i) or (ii). The amount to be allocated to the Supplemental Company Contribution Account of an individual who is described in subsection (b)(i), but is not described in subsection (b)(ii), shall be determined exclusively pursuant to subsection (a)(i). The amount to be allocated to the Supplemental Company Contribution Account of an individual who is described in subsection (b)(ii) for a Plan Year shall be the sum of the amount determined pursuant to subsection (a)(i) and the amount determined pursuant to subsection (a)(ii).
     (i) Subject to subsection (c), the amount to be allocated for a Plan Year under this subsection (a)(i) to the Supplemental Company Contribution Account of an eligible Participant described in subsection (b)(i) shall be equal to (A) a percentage, determined in accordance with the following table, of his or her Compensation for the Plan Year, based on the individual’s age, in whole years, on December 31 of the Plan Year, reduced by (B) the amount credited to the Participant’s “cornerstone” account for the Plan Year under section 5.3(a)(i) of the Account Value Plan:

Participant’s Age on	Percentage of
December 31 of the Plan Year	Compensation
Less than 40	3% of Compensation
40-54	5% of Compensation
55 or over	9% of Compensation
     (ii) Subject to subsection (c), the amount to be allocated for a Plan Year under this subsection (a)(ii) to the Supplemental Company Contribution Account of an eligible Participant described in subsection (b)(ii) shall be equal to (A) a percentage, determined in accordance with the chart attached to page (ii) of this Appendix B, of his or her Compensation for the Plan Year based on the individual’s age, in whole years, on December 31, 2001, and “credited service”, in whole years, determined as of January 31, 1998 under the provisions of the Retirement Plan, reduced by the amount credited to the Participant’s “cornerstone” account for the Plan Year under section 5.3(a)(ii) of the Account Value Plan.
(b) (i) As of the last day of each calendar quarter, a Supplemental Company Contribution Account credit for such quarter shall be determined under subsection (a)(i) for each Participant who has employment status with Stanley on the last day of such calendar quarter, provided that any such credit shall be reduced by the credit recognized under section 5.3(b)(i) of the Account Value Plan for the quarter and further provided that, notwithstanding any contrary provision in this Plan, no amount shall be allocated under subsection (a)(i) for a Participant who is described in Part II of this Appendix B to the Plan.
     (ii) As of the last day of each calendar quarter, a Supplemental Company Contribution Account credit for such quarter shall be determined under subsection (a)(ii) for each Participant who both (A) was a participant in the Retirement Plan on January 31, 1998, and (B) has employment status with Stanley on the last day of such calendar quarter, provided that any such credit shall be reduced by the credit recognized under section 5.3(b)(ii) of the Account Value Plan for the quarter and further provided that, notwithstanding any contrary provision in this Plan, no amount shall be allocated under subsection (a)(ii) for a Participant who is described in Part II of this Appendix B to the Plan.

i

APPENDIX B
SUPPLEMENTAL RETIREMENT AND ACCOUNT VALUE PLAN
FOR SALARIED EMPLOYEES OF THE STANLEY WORKS
Part I (continued)
     (c) The amount of an eligible individual’s Supplemental Company Contribution Account allocation pursuant to this Appendix B for a Plan Year shall be determined in quarterly credits, pursuant to subsection (b), based on the applicable percentage of Compensation paid during each calendar quarter in which the individual has employment status on the last day of such calendar quarter, reduced by the applicable credits recognized under the Account Value Plan. The sum of the individual’s quarterly credits for a Plan Year shall be credited to such individual’s Supplemental Company Contribution Account as of the last day of such Plan Year or, if earlier, as of the last day of the calendar quarter coinciding with or next preceding the date on which an individual described in subsection (b)(i) or (ii) ceases to have employment status with Stanley during such Plan Year.

PART I of APPENDIX B (continued)
SUPPLEMENTAL RETIREMENT AND ACCOUNT VALUE FOR SALARIED EMPLOYEES OF THE STANLEY WORKS
Supplemental Cornerstone Contributions under Section 4.2(b) of the Plan and subsections (a)(ii) and (b)(ii) of this Part I of Appendix B
     Years of Credited Service under The Stanley Works Retirement Plan as of January 31, 1998

Age*	0	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32	33	34	35	36	37	38	39	40
22	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
23	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
24	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
25	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
26	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
27	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
28	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
29	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%
30	0.1%	0.1%	0.1%	0.1%	0.2%	0.2%	0.2%	0.2%	0.3%	0.3%	0.3%	0.3%	0.3%	0.3%
31	0.1%	0.1%	0.1%	0.1%	0.2%	0.2%	0.2%	0.2%	0.3%	0.3%	0.3%	0.3%	0.3%	0.3%	0.3%
32	0.1%	0.1%	0.1%	0.2%	0.2%	0.2%	0.3%	0.3%	0.3%	0.3%	0.4%	0.4%	0.4%	0.4%	0.4%	0.4%
33	0.1%	0.1%	0.1%	0.2%	0.2%	0.3%	0.3%	0.3%	0.4%	0.4%	0.4%	0.6%	0.6%	0.6%	0.6%	0.6%	0.6%
34	0.1%	0.1%	0.2%	0.2%	0.3%	0.3%	0.4%	0.4%	0.5%	0.5%	0.5%	0.6%	0.6%	0.6%	0.6%	0.6%	0.6%	0.6%
35	0.1%	0.2%	0.2%	0.2%	0.3%	0.3%	0.4%	0.5%	0.5%	0.5%	0.6%	0.7%	0.7%	0.8%	0.8%	0.8%	0.8%	0.8%	0.8%
36	0.1%	0.2%	0.2%	0.2%	0.3%	0.4%	0.5%	0.5%	0.6%	0.6%	0.7%	0.7%	0.9%	0.9%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%
37	0.1%	0.2%	0.2%	0.3%	0.4%	0.5%	0.5%	0.6%	0.7%	0.8%	0.8%	0.9%	0.9%	0.9%	1.0%	1.0%	1.2%	1.2%	1.2%	1.2%	1.2%
38	0.1%	0.2%	0.3%	0.3%	0.4%	0.5%	0.6%	0.6%	0.7%	0.8%	0.9%	1.0%	1.2%	1.2%	1.2%	1.2%	1.4%	1.4%	1.4%	1.4%	1.4%	1.4%
39	0.1%	0.2%	0.3%	0.4%	0.5%	0.5%	0.7%	0.8%	0.8%	0.8%	1.0%	1.1%	1.2%	1.3%	1.3%	1.3%	1.4%	1.4%	1.7%	1.7%	1.7%	1.7%	1.7%
40	0.1%	0.2%	0.3%	0.4%	0.5%	0.6%	0.7%	0.9%	0.9%	1.1%	1.1%	1.1%	1.2%	1.5%	1.5%	1.5%	1.7%	1.7%	1.8%	2.0%	2.0%	2.0%	2.0%	2.0%
41	0.1%	0.2%	0.3%	0.5%	0.5%	0.6%	0.7%	0.9%	0.9%	1.1%	1.2%	1.3%	1.3%	1.5%	1.6%	1.7%	1.7%	1.9%	1.9%	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%
42	0.1%	0.2%	0.3%	0.5%	0.6%	0.7%	0.8%	0.9%	1.1%	1.1%	1.2%	1.3%	1.3%	1.5%	1.6%	1.7%	1.9%	1.9%	1.9%	2.3%	2.4%	2.4%	2.4%	2.4%	2.4%	2.4%
43	0.1%	0.2%	0.3%	0.5%	0.6%	0.7%	0.8%	0.9%	1.1%	1.1%	1.2%	1.4%	1.4%	1.6%	1.8%	1.8%	2.0%	2.0%	2.2%	2.3%	2.4%	2.4%	2.4%	2.4%	2.4%	2.4%	2.4%
44	0.2%	0.3%	0.3%	0.5%	0.6%	0.7%	0.8%	1.0%	1.1%	1.2%	1.4%	1.4%	1.6%	1.6%	1.8%	1.8%	2.0%	2.0%	2.3%	2.3%	2.4%	2.7%	2.7%	2.7%	2.7%	2.7%	2.7%	2.7%
45	0.2%	0.3%	0.4%	0.5%	0.6%	0.7%	0.8%	1.0%	1.1%	1.2%	1.4%	1.6%	1.6%	1.8%	1.8%	2.0%	2.0%	2.0%	2.3%	2.5%	2.5%	2.7%	2.7%	2.9%	2.9%	2.9%	2.9%	2.9%	2.9%
46	0.2%	0.3%	0.4%	0.5%	0.7%	0.7%	0.9%	1.0%	1.2%	1.3%	1.4%	1.6%	1.7%	1.8%	1.8%	2.0%	2.2%	2.2%	2.6%	2.6%	2.8%	2.9%	2.9%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%
47	0.2%	0.3%	0.4%	0.6%	0.7%	0.9%	0.9%	1.1%	1.2%	1.4%	1.4%	1.6%	1.9%	2.0%	2.1%	2.1%	2.4%	2.4%	2.6%	2.9%	2.9%	3.1%	3.1%	3.1%	3.2%	3.3%	3.5%	3.5%	3.5%	3.5%	3.5%
48	0.2%	0.3%	0.4%	0.6%	0.7%	0.9%	1.0%	1.1%	1.4%	1.4%	1.5%	1.6%	1.9%	2.0%	2.1%	2.1%	2.4%	2.4%	2.7%	2.9%	3.5%	3.5%	3.5%	3.5%	3.8%	3.8%	3.8%	3.8%	3.8%	3.8%	3.8%	3.8%
49	0.2%	0.3%	0.5%	0.6%	0.8%	1.0%	1.0%	1.3%	1.4%	1.4%	1.7%	1.8%	2.0%	2.1%	2.4%	2.4%	2.5%	2.5%	3.0%	3.1%	3.5%	3.5%	3.5%	3.5%	4.2%	4.2%	4.2%	4.2%	4.2%	4.2%	4.2%	4.2%	4.2%
50	0.2%	0.3%	0.5%	0.6%	0.8%	1.0%	1.1%	1.3%	1.4%	1.6%	1.8%	2.0%	2.3%	2.3%	2.6%	2.6%	2.9%	2.9%	3.3%	3.3%	3.5%	3.7%	3.7%	4.2%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%
51	0.2%	0.4%	0.5%	0.6%	0.9%	1.0%	1.1%	1.3%	1.5%	1.6%	1.8%	2.1%	2.3%	2.5%	2.6%	2.6%	2.9%	2.9%	3.4%	3.4%	3.5%	3.7%	4.3%	4.6%	4.6%	4.6%	4.6%	4.6%	4.6%	4.6%	5.7%	5.7%	5.7%	5.7%	5.7%
52	0.2%	0.4%	0.5%	0.8%	0.9%	1.0%	1.2%	1.5%	1.5%	1.8%	2.0%	2.1%	2.5%	2.5%	2.7%	2.7%	3.2%	3.2%	3.8%	3.8%	3.9%	4.1%	4.6%	4.6%	4.6%	4.6%	4.9%	4.9%	5.0%	5.4%	5.7%	5.7%	5.7%	5.7%	5.7%	5.7%
53	0.2%	0.4%	0.5%	0.8%	0.9%	1.2%	1.3%	1.5%	1.6%	1.9%	2.0%	2.4%	2.5%	2.6%	2.8%	3.1%	3.2%	3.3%	3.8%	3.8%	4.2%	4.2%	4.6%	4.6%	4.8%	5.2%	5.2%	5.2%	5.2%	5.4%	5.7%	5.7%	5.7%	5.7%	5.7%	5.7%	5.7%
54	0.2%	0.4%	0.5%	0.8%	0.9%	1.2%	1.3%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
55	0.2%	0.4%	0.6%	0.8%	0.9%	1.2%	1.3%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
56	0.2%	0.4%	0.6%	0.8%	1.0%	1.2%	1.3%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
57	0.2%	0.4%	0.6%	0.8%	1.0%	1.3%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
58	0.2%	0.4%	0.6%	0.8%	1.0%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
59	0.2%	0.5%	0.8%	0.8%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
60	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
61	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
62	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
63	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
64	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.3%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
65	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
66	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
67	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
68	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
69	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
70	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
71	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%

APPENDIX B
SUPPLEMENTAL RETIREMENT AND ACCOUNT VALUE PLAN
FOR SALARIED EMPLOYEES OF THE STANLEY WORKS
Part II A Participant who is described in this Part II of this Appendix B shall not be eligible to have amounts credited on his or her behalf under Section 4.2(b) of the Plan and Part I of this Appendix B if he or she is:
•	an employee of Stanley Supply & Services, Inc., formerly Contact East, Inc. (other than an employee who was employed by Jensen Tools, Inc. on December 29, 2001);

•	an employee of Stanley Security Solutions, Inc.;

•	an employee with Stanley Tools at Watseka or Bradley, Illinois, or West Lafayette, Indiana;

•	an employee with Stanley Tools whose primary duties are to provide sales or technical support services to Stanley Tools with respect to its leveling, aligning, and plumbing devices product line;

•	an employee at the Kannapolis, North Carolina distribution center whose employment commences on or after December 1, 2004;

•	an employee of Stanley Access Technologies LLC at any of the following locations:
•	Dallas, Texas

•	Cortland, New York

•	San Diego, California

•	Denver, Fort Collins, or Colorado Springs, Colorado

•	Albuquerque, New Mexico

•	Mandeville, Louisiana

•	Indianapolis, Indiana

•	Burnsville, Minnesota

•	Memphis, Nashville, or Knoxville, Tennessee

•	Jackson, Mississippi

•	Little Rock, Arkansas;
•	an employee of Sargent & Greenleaf, Inc;

•	an employee of The Stanley Works at Kentwood, Michigan, including an employee whose primary duties are to provide sales support that are not performed at the Kentwood, Michigan facilities;

•	an employee of National Manufacturing Co. or of National Manufacturing Sales Co. whose employment commences on or after January 1, 2007; and

•	an employee of Stanley Convergent Security Solutions, Inc.

APPENDIX C
SUPPLEMENTAL RETIREMENT AND ACCOUNT VALUE PLAN
FOR SALARIED EMPLOYEES OF THE STANLEY WORKS
Deferred Payments Described Under Section 7.2(b) of the Plan
Deferred payments under Section 7.2(b) shall be adjusted utilizing the interest rate prescribed in Code Section 417(e) that is in effect during October of the calendar year preceding the calendar year that includes the date of Separation from Service.”

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